UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 9, 2022

VULCAN MATERIALS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey	001-33841	20-8579133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Urban Center Drive
Birmingham, Alabama 35242
(Address of principal executive offices) (zip code)

(205) 298-3000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	VMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 9, 2022, the Board of Directors (the “Board”) of Vulcan Materials Company (the “Company”) amended the Company’s Amended and Restated By-Laws (as amended, the “By-Laws”). Among other things, the By-Laws include: (i) enhanced procedural mechanics and disclosure requirements in connection with shareholder nominations of directors, including to address matters related to Rule 14a-19 under the Securities Exchange Act of 1934, as amended; (ii) a requirement that disclosures included in a shareholder’s notice of nomination or a proposed director nominee’s questionnaire, representation and agreement be updated so that they are accurate as of the record date for the shareholders’ meeting and as of ten business days prior to the shareholders’ meeting; (iii) a requirement that shareholders soliciting proxies from other shareholders use a proxy card color other than white, which shall be reserved for exclusive use by the Board; (iv) updates to the procedures for appointing Company officers to reflect the development of the Company’s governance practices; and (v) various other updates, including ministerial and conforming changes such as changes in furtherance of gender neutrality.

The foregoing description of the By-Laws does not purport to be complete and is qualified in its entirety by reference to the full text of the By-Laws, which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Vulcan Materials Company (as amended through December 9, 2022)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VULCAN MATERIALS COMPANY

Date: December 12, 2022	By:	/s/ Denson N. Franklin III
Name:	Denson N. Franklin III
Title:	Senior Vice President, General Counsel and Secretary